Exhibit 10.2

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

Amendment No. 4 to Network Services Agreement

That certain NETWORK SERVICES AGREEMENT (the “Agreement”), dated September 28, 2001, by and between SAVVIS Communications Corporation, a Delaware corporation (“SAVVIS”), and Reuters Limited, a company incorporated in England under registered number 145516 (“Reuters”), is hereby amended effective March 15, 2003 (the “Effective Date”) by this Amendment No. 4 (the “Amendment”), as follows. Capitalized terms used, but not defined herein shall have the meaning set forth in the Agreement.

1.	SAVVIS agrees to provide a Managed Service providing transportation of Reuters video traffic among the sites listed on Exhibit 1 hereto across a private network (the “Multimedia Application Service Type”) in accordance with Schedule 2, Section 3 of the Agreement and this Amendment. The Multimedia Application Service Type shall be a [**] Service, as defined in Section 3.7 (ii) of Schedule 2 of the Agreement.

2.	The following provisions shall apply:

a.	The pricing for the Multimedia Application Service Type only is set forth in Exhibit 1 hereto, which supplements Sections 1.2 (with respect to the charges regarding United States locations) and 1.3 (with respect to the charges for International locations) of Schedule 3 of the Agreement. The Notes contained in those Sections shall apply equally to the Multimedia Application Service Type provided that for the purposes of the Multimedia Application Service Type, all connections are Service [**].

b.	Service Level Agreements for the Multimedia Application Service Type only will be as set forth in Exhibit 2 hereto, which supplements Schedule 5 of the Agreement.

c.	Subject to the Agreement, including, without limitation, the termination provisions, the Multimedia Application Service Type shall be provided for a term of one (1) year from the Effective Date, and shall be automatically extended for additional one (1) year terms, unless (a) SAVVIS gives Reuters written notice of termination at least twelve (12) months prior to the end of the initial or any renewal term, such notice to be effective at the end of the applicable term or (b) Reuters gives SAVVIS at least ninety (90) days written notice of termination, such notice to be effective at the end of the initial term, if the notice is given during the initial term, or at the end of the ninety (90) day period, if notice is given during a renewal period. If the end of the ninety (90) day period does not correspond with the end of a renewal term, Reuters agrees to pay early termination fees, as required pursuant to Section 1.8 of Schedule 3 of the Agreement.

[**] CONFIDENTIAL TREATMENT REQUESTED

3.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

4.	Except as provided herein, all of the terms and conditions of the Agreement shall remain in full force and effect as set forth therein.

[SIGNATURE PAGE FOLLOWS]

[**] CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to the Network Services Agreement to be executed as of the Effective Date.

SAVVIS COMMUNICATIONS CORPORATION

By: /s/ Lane H. Blumenfeld
Name: Lane H. Blumenfeld
Title: Deputy General Counsel, Vice President & Assistant Secretary

REUTERS LIMITED

By: /s/ M.A. Sayers
Name: Michael Sayers
Title: Global Head of Operations and Technology

[**] CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 1

Site*	PVC	Local Access	Service Fee (MRC) USD		Installation Fee (NRC) USD

Reuters - London, Fleet St.	[**]	[**]	[**]		[**]
Reuters - London, Kildare House	[**]	[**]	[**]		[**]
Reuters - London, Blackwall Yard	[**]	[**]	[**]		[**]
Reuters - London, Maple House	[**]	[**]	[**]		[**]
Reuters - London, Thomas Moore Square	[**]	[**]	[**]		[**]
Reuters - New York, Times Square	[**]	[**]	[**]		[**]
Reuters - Hauppauge	[**]	[**]	[**]		[**]
Reuters - Geneva,	[**]	[**]	[**]		[**]
Reuters - Hong Kong	[**]	[**]	[**]		[**]
Reuters - Singapore	[**]	[**]	[**]		[**]
Reuters – Chicago	[**]	[**]	[**]		[**]
Reuters, St. Louis	[**]	[**]	[**]		[**]

MRC = Monthly Recurring Charge NRC = Non-Recurring Charge

Total Monthly Charges			[	**]
Total Installation Charges					[	**]

One Year Charges			[	**]

*Subject to Section 1.8 of Schedule 3 of the Agreement, Sites may be removed from time to time upon notification from Reuters to SAVVIS.

[**] CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 2

Private	Network: A fully-meshed IP Network for intranet communications.

Multimedia Application Service Type: A [**]delivery mechanism that is capable of transmitting Jitter sensitive data, such as video.

Jitter: The variation of the temporal interval between successive protocol data units transmitted unidirectionally.

Multimedia Private Network Service Level Agreement:

All current defined service levels referenced as “[**]” service in Section 5.1 of Schedule 5 are applicable to the Multimedia Application Service Type.. In addition, SAVVIS will provide a Jitter service level as follows:

North America	[**]	Trans-Atlantic	[**]
Europe	[**]	Trans-Pacific	[**]
Asia-Pac	[**]	Euro-Pacific	[**]

Measurement: All service levels for the Multimedia Application Service Type will be measured over the Measurement Period as follows: SAVVIS captures service level metrics using active monitoring systems, which gather statistics on a [**] basis using Internet Control Message Protocol (ICMP)-based round trip data between Service Level Measurement Points, as defined below.

Service Level Measurement Points:

North America:	[**]
Europe:	[**]
Asia/Pac Rim:	[**]
Trans-Atlantic:	[**]
Trans-Pacific:	[**]
Euro-Pacific:	[**]

CREDITS: If Jitter is over [**], Savvis will pay to Reuters [**] of circuit monthly billed charges, excluding local loop fees.

Termination for SLA Deficiencies:

Reuters shall have the option to terminate any connection with respect to which:

(a) in any [**]; or

(b) at any given time, [**].

(a and b, each a “Termination Event”).

[**] CONFIDENTIAL TREATMENT REQUESTED

In the event a Termination Event occurs and Reuters desires to terminate the connection with respect to which such Termination Event occurred, Reuters shall provide SAVVIS with written notification detailing the performance deficiency(ies) giving rise to the Termination Event, which notice must be sent within thirty (30) days following the end of the third deficient calendar month for clause (a) above or deficient calendar month for clause (b) above, as the case may be. SAVVIS will then have [**]. If SAVVIS fails to remedy the deficiencies, Reuters will have the option to cancel the applicable connection by providing SAVVIS with written notice. Upon termination, Reuters shall be without any further obligation to SAVVIS other than the payment of all amounts due and owing to SAVVIS through the date of such termination (taking into account any credits to which Reuters is entitled).

[**] Reuters agrees to pay any early termination fees, as required pursuant to Section 1.8 of Schedule 3 of the Agreement, that SAVVIS incurs as a result of Reuters cancellation of the Service.

[**] CONFIDENTIAL TREATMENT REQUESTED